• The partnership reported $69.5 million of net income attributable to the partnership, $68.9 million of net cash provided by operating activities, $84.3 million of adjusted EBITDA attributable to the partnership, and $82.7 million of cash available for distribution.

• Acquisition of a 10.0% interest in Proteus Oil Pipeline Company, LLC and a 10.0% interest in Endymion Oil Pipeline Company, LLC.

• Fourth quarter distribution of $0.2770/unit, up 5.0% from previous quarter and 26.0% from the fourth quarter of 2015.

HOUSTON, February 23, 2017 – Shell Midstream Partners, L.P. (NYSE: SHLX), a growth-oriented mainstream midstream master limited partnership formed by Royal Dutch Shell plc (RDS), reported net income attributable to the partnership of $69.5 million for the fourth quarter of 2016, which equated to $0.34 per common limited partner unit. Shell Midstream Partners also generated adjusted earnings before interest, income taxes, depreciation and amortization attributable to the partnership of $84.3 million and cash available for distribution of $82.7 million.

"Executing our strategy and continuing to grow our business has provided for strong fourth quarter results as well as for a strong 2016. The recent third-party acquisition of three offshore pipelines is a great example of an opportunity that enhanced our portfolio and directly supported our strategy," said John Hollowell, CEO of Shell Midstream Partners. "As we look to 2017, we will continue to diversify our portfolio and further highlight the depth of growth opportunities across the Royal Dutch Shell portfolio in North America."

During the fourth quarter, Shell Midstream Partners completed the acquisition of a 10.0% interest in Proteus Oil Pipeline Company, LLC ("Proteus"), a 10.0% interest in Endymion Oil Pipeline Company, LLC ("Endymion"), and a 1.0% interest in Cleopatra Gas Gathering Company, LLC ("Cleopatra") from BP for $42.0 million. This acquisition directly supports the partnership's offshore corridor pipeline strategy. Proteus and Endymion will connect the Mattox pipeline to onshore markets, creating a new corridor line, which will transport all of Appomattox's volumes once it comes online toward the end of the decade.

The Board of Directors of the general partner previously declared a cash distribution of $0.2770 per limited partnership unit for the fourth quarter of 2016. This distribution represented an increase of 5.0% over the third quarter 2016 distribution and 26.0% increase over the fourth quarter 2015 distribution. This represents the eighth consecutive quarter of distribution growth and 2016 annual growth above the previously targeted rate of 25.0%. The distribution coverage ratio was 1.4x for the fourth quarter.

FINANCIAL HIGHLIGHTS

•
Net income attributable to the partnership was $69.5 million, compared to $56.3 million for the prior quarter, primarily driven by the acquisition of a 49% interest in Odyssey Pipeline, L.L.C. and a 20% interest in Mars Oil Pipeline Company.

•	Cash available for distribution was $82.7 million, compared to $61.1 million for the prior quarter, representing a 35.4% increase quarter on quarter.

•	Total cash distributions declared were $58.6 million resulting in a 1.4x coverage ratio.

•	Adjusted EBITDA attributable to the partnership was $84.3 million compared to $68.0 million for the prior quarter, representing an increase of 24.0% above the third quarter.

•	As of December 31, 2016, the partnership had $121.9 million of consolidated cash and cash equivalents on hand and $686.0 million of total debt outstanding.

•
In December, the partnership acquired a 10.0% interest in Proteus Oil Pipeline Company, LLC, a 10.0% interest in Endymion Oil Pipeline Company, LLC, and a 1.0% interest in Cleopatra Gas Gathering Company, LLC for $42.0 million. The acquisition was funded using borrowings under the revolving credit facilities.

•
Shell Midstream Partners is in the process of entering into a new 5-year $600 million fixed rate facility. On a pro forma basis, as of December 31, 2016, total credit facilities of the partnership including the new facility and following the expiration of the 364-day facility, was $1.39 billion. On a pro forma basis, total debt capacity remaining under the facilities plus cash on hand was $826 million.

Cash available for distribution and Adjusted EBITDA are non-GAAP supplemental financial measures. See reconciliation tables later in this press release.

ASSET HIGHLIGHTS

Crude Systems and Related Storage

◦
Zydeco - The partnership saw steady demand to move onshore and offshore crude to key markets in Louisiana. Mainline volumes were 628 kbpd in the current quarter, compared to 545 kbpd in the prior quarter.

◦	Lockport - Storage volumes remained steady as the terminal is fully utilized.

◦	Auger - Volumes were 105 kbpd, substantially flat from the prior quarter of 103 kbpd.

◦
Mars - Volumes were 396 kbpd compared to 461 kbpd in the prior quarter primarily due to deliveries out of the caverns as storage positions unwound with increasing crude prices during the third quarter. The average run rate of underlying volumes on the system is about 400 kbpd.

◦	Poseidon - Volumes were 273 kbpd, slightly higher than the prior quarter of 264 kbpd due to continued demand on the system for deliveries into Houma.

◦	Odyssey - Volumes were 107 kbpd. The acquisition of a 49.0% interest in Odyssey closed October 3, 2016.

Refined Products Systems and Related Storage

◦	Colonial - Dividends were in line with the third quarter. Based on current forecasts, Colonial does not expect any further material repair expenses related to the events that occurred in late 2016.

◦	Explorer - The acquisition of 2.62% of Explorer closed August 9, 2016. Volumes were in line with expectations.

◦
Bengal - Volumes were 540 kbpd, in line with the previous prior quarter of 537 kbpd. The tank repairs are expected to be completed and returned to service by Q3 2017. Normal operations will continue while tank repairs are ongoing.

ABOUT SHELL MIDSTREAM PARTNERS, L.P.
Shell Midstream Partners, headquartered in Houston, Texas, is a fee-based, growth-oriented midstream master limited partnership formed by Royal Dutch Shell to own, operate, develop and acquire pipelines and other midstream assets. Shell Midstream Partners' assets consist of pipelines, crude tank storage and terminal systems that serve as key infrastructure to transport and store onshore and offshore crude oil production to Gulf Coast and Midwest refining markets and to deliver refined products from Gulf Coast markets to major demand centers.
For more information on Shell Midstream Partners and the assets owned by the partnership, please visit www.shellmidstreampartners.com.
FORTHCOMING EVENTS
At 10 a.m. CST today, Shell Midstream Partners will hold a webcast to discuss the reported results and provide an update on partnership operations. Interested parties may listen to the conference call on Shell Midstream Partners’ website at www.shellmidstreampartners.com by clicking on the “2016 Fourth-Quarter Financial Results Webcast” link, found under the "Events and Conferences" section. A replay of the conference call will be available following the live webcast.

Summarized Financial Statement Information

	For the Three Months Ended
(in millions of dollars)	December 31, 2016	September 30, 2016
Revenue (1)	$75.6	$67.9
Costs and expenses
Operations and maintenance	18.6	16.7
Loss from disposition of fixed assets	0.1	—
General and administrative	7.7	7.9
Depreciation, amortization and accretion	6.0	6.0
Property and other taxes	1.8	1.3
Total costs and expenses	34.2	31.9
Operating income	41.4	36.0
Income from equity investments	30.9	21.4
Dividend income from investment	4.5	4.2
Investment and dividend income	35.4	25.6
Interest expense, net	4.5	2.8
Income before income taxes	72.3	58.8
Income tax expense	—	—
Net income	72.3	58.8
Less: Net income attributable to noncontrolling interests	2.8	2.5
Net income attributable to the Partnership	$69.5	$56.3
Less: general partner's interest in net income attributable to the Partnership	9.7	7.2
Limited Partners' interest in net income attributable to the Partnership	$59.8	$49.1

Net income per Limited Partner Unit – Basic and Diluted (in dollars):
Common	$0.34	$0.28
Subordinated	$0.34	$0.28

Weighted average Limited Partner Units outstanding – Basic and Diluted (in millions):
Common units – public	88.3	88.3
Common units – SPLC	21.5	21.5
Subordinated units – SPLC	67.5	67.5

(1) Deferred revenue for the three months ended December 31, 2016 and September 30, 3016, including the impact of overshipments and expiring credits, was $2.8 million and $1.9 million, respectively.

Reconciliation of Adjusted EBITDA and Cash Available for Distribution to Net Income
	For the Three Months Ended
(in millions of dollars)	December 31, 2016	September 30, 2016
Net income	$72.3	$58.8
Add:
Loss from disposition of fixed assets	0.1	—
Depreciation, amortization and accretion	6.0	6.0
Interest expense, net	4.5	2.8
Income tax expense	—	—
Cash distribution received from equity investments – Mars	17.7	11.5
Cash distribution received from equity investments – Bengal	3.5	2.7
Cash distribution received from equity investments – Poseidon	10.0	10.5
Cash distribution received from equity investments – Odyssey	4.2	—
Less:
Income from equity investments	30.9	21.4
Adjusted EBITDA	87.4	70.9
Less:
Adjusted EBITDA attributable to noncontrolling interests	3.1	2.9
Adjusted EBITDA attributable to the Partnership	84.3	68.0
Less:
Net interest paid attributable to the Partnership	4.5	1.8
Maintenance capex attributable to the Partnership	6.2	7.0
Add:
Net adjustments from volume deficiency payments attributable to the Partnership	7.9	0.8
Reimbursements from Parent included in partners' Capital	1.2	1.1
Cash Available for Distribution Attributable to the Partnership	$82.7	$61.1

See "Non-GAAP Financial Measures" later in this press release.

Reconciliation of Adjusted EBITDA and Cash Available for Distribution to Net Cash Provided by Operating Activities
	For the Three Months Ended
(in millions of dollars)	December 31, 2016	September 30, 2016
Net cash provided by operating activities	$68.9	$73.4
Add:
Interest expense, net	4.5	2.8
Income tax expense	—	—
Return of investment	5.4	1.6
Less:
Change in deferred revenue	8.6	1.3
Amortization of credit facilities issuance costs	2.5	0.1
Change in other assets and liabilities	(19.7)	5.5
Adjusted EBITDA	87.4	70.9
Less:
Adjusted EBITDA attributable to noncontrolling interests	3.1	2.9
Adjusted EBITDA attributable to the Partnership	84.3	68.0
Less:
Net interest paid attributable to the Partnership	4.5	1.8
Maintenance capex attributable to the Partnership	6.2	7.0
Add:
Net adjustments from volume deficiency payments attributable to the Partnership	7.9	0.8
Reimbursements from Parent included in partners' Capital	1.2	1.1
Cash Available for Distribution Attributable to the Partnership	$82.7	$61.1

See "Non-GAAP Financial Measures" later in this press release.

Distribution Information

(in millions of dollars, except per-unit and ratio data)	For the Three Months Ended
	December 31, 2016	September 30, 2016
Quarterly distribution declared per unit	$0.27700	$0.26375

Adjusted EBITDA attributable to the Partnership (1)	$84.3	$68.0

Cash available for distribution attributable to the Partnership (1)	$82.7	$61.1

Distribution declared:
Limited Partner units – Common	$30.4	$29.0
Limited Partner units – Subordinated	18.7	17.8
General partner units	9.5	7.1
Total distribution declared	$58.6	$53.9

Coverage ratio (2)	1.4	1.1

(1) Non-GAAP measures. See reconciliation tables earlier in this press release.
(2) Coverage ratio is equal to Cash available for distribution attributable to the partnership divided by Total distribution declared.

Capital Expenditures
(in millions of dollars)	For the Three Months Ended
	December 31, 2016	September 30, 2016
Expansion capital expenditures	$0.5	$0.2
Maintenance capital expenditures	6.5	7.3
Total capital expenditures paid	$7.0	$7.5

Condensed Consolidated Balance Sheet Information
(in millions of dollars)	December 31, 2016	September 30, 2016
Cash and cash equivalents	$121.9	$160.8
Property, plant & equipment, net	398.0	395.5
Total assets	865.6	797.2
Debt payable related party	686.0	343.9
Total equity	119.9	400.4

Pipeline and Terminal Volumes and Revenue per Barrel
	For the Three Months Ended
	December 31, 2016	September 30, 2016
Pipeline throughput (thousands of barrels per day) (1)
Zydeco – Mainlines	628	545
Zydeco – Other segments	526	517
Zydeco total system	1,154	1,062
Mars total system	396	461
Bengal total system	540	537
Poseidon total system	273	264
Auger total system	105	103
Odyssey total system (2)	107	107

Terminals (3)
Lockport terminaling throughput and storage volumes	168	170

Revenue per barrel ($ per barrel)
Zydeco total system (4)	$0.56	$0.53
Mars total system (4)	1.44	1.17
Bengal total system (4)	0.34	0.35
Auger total system (4)	1.08	1.08
Odyssey total system (4)	0.95	0.94
Lockport total system (5)	0.30	0.29

 (1) Pipeline throughput is defined as the volume of delivered barrels.
 (2) Odyssey was acquired by the partnership on October 3, 2016. Pipeline throughput prior to this date relates to periods when the 49% interest in Odyssey was owned by Shell Oil Products US.
(3) Terminaling throughput is defined as the volume of delivered barrels and storage is defined as the volume of stored barrels.
(4) Based on reported revenues from transportation and allowance oil divided by delivered barrels over the same time period. Actual tariffs charged are based on shipping points along the pipeline system, volume and length of contract.
(5) Based on reported revenues from transportation and storage divided by delivered and stored barrels over the same time period. Actual rates are based on contract volume and length.

FORWARD LOOKING STATEMENTS
This press release includes various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions. You can identify our forward-looking statements by words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “goals”, “objectives”, “outlook”, “intend”, “plan”, “predict”, “project”, “risks”, “schedule”, “seek”, “target”, “could”, “may”, “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning future growth, future actions, closing and funding of acquisitions, future drop downs, volumes, capital requirements, conditions or events, future impact of prior acquisitions, future operating results or the ability to generate sales, income or cash flow or the amount of distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date of this press release, February 23, 2017 and we disclaim any obligation to update such statements for any reason, except as required by law. All forward-looking statements contained in this document are expressly qualified in their entirety by the cautionary statements contained or referred to in this paragraph. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include the risk factors described in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, as updated by the information in our other filings with the SEC. If any of those risks occur, it could cause our actual results to differ materially from those contained in any forward-looking statement. Because of these risks and uncertainties, you should not place undue reliance on any forward-looking statement.

NON-GAAP FINANCIAL MEASURES
This press release includes the terms Adjusted EBITDA and cash available for distribution. We believe that the presentation of Adjusted EBITDA and cash available for distribution provides useful information to investors in assessing our financial condition and results of operations. Adjusted EBITDA and cash available for distribution are non-GAAP supplemental financial measures that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•
our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;

•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
The GAAP measures most directly comparable to Adjusted EBITDA and cash available for distribution are net income and net cash provided by operating activities. These non-GAAP measures should not be considered as alternatives to GAAP net income or net cash provided by operating activities. Adjusted EBITDA and cash available for distribution have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. They should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Additionally, because Adjusted EBITDA and cash available for distribution may be defined differently by other companies in our industry, our definition of Adjusted EBITDA and cash available for distribution may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.
References in this press release to Adjusted EBITDA refer to net income before income taxes, net interest expense, gain or loss from disposition of fixed assets, allowance oil reduction to net realizable value, and depreciation, amortization and accretion, plus cash distributed to Shell Midstream Partners, L.P. from equity investments for the applicable period, less income from equity investments. We define Adjusted EBITDA attributable to Shell Midstream Partners as Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests. References to cash available for distribution refer to Adjusted EBITDA attributable to Shell Midstream Partners, less maintenance capital expenditures attributable to Shell Midstream Partners, net interest paid, cash reserves and income taxes paid, plus net adjustments from volume deficiency payments attributable to Shell Midstream Partners and certain one-time payments not reflected in net income. Cash available for distribution will not reflect changes in working capital balances.
February 23, 2017

The information in this Report reflects the unaudited consolidated financial position and results of Shell Midstream Partners, L.P.

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